UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2015

FBEC Worldwide, Inc.

(Exact name of registrant as specified in its charter)

714-462-9404

(Registrant's telephone number, including area code)

Wyoming	000-52297	47-3855542
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

204 W. Main Street, Suite 106

Grass Valley, CA 95945

 (Address of principal executive offices) (Zip Code)

Frontier Beverage Company, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry or Termination of a Material Definitive Agreement

In connection with the Board Meeting on September 9, 2015 of FBEC Worldwide Inc., a Wyoming Corporation, the Board has agreed to terminate the agreement with Midam Ventures, LLC dated June 17, 2015.

The company entered into an agreement with Midam Ventures, LLC, and Adam Heimann, a Managing Member, and was quickly introduced to Jason Spatafora, founder of Wolf of WeedStreet. Both Mr. Heimann and Jason Spatafora agreed to use the FBEC formulation created by Linda Strause, Ph.D. of G. Randal and Sons, Inc., and FBEC authorized the use of the intellectual property formula for their brand referred to as the “WolfShot”. The company wired $60,000 to Midam Ventures, LLC on August 5, 2015 pursuant to a copy of the invoice and services to be rendered, as Exhibited in the 8K filing of September 10, 2015. In addition Midam received 10,000,000 common shares of FBEC for their IR/PR services. The $60,000 paid was for additional marketing services for the month of August that were never delivered.

FBEC authorized Mr. Heimann to work directly with FBEC’s Texas based Copacker, Neumatteer Methods/Valen Methods at 314 Garden Oaks Blvd., Houston Texas 77018; and specifically with the manager, John Golden. Mr. Heimann further requested to Mr. Golden that he was in charge and that all communication was to be with only Mr. Heimann. The Copacker agreement is between FBEC and Neumatter Methods/Valen Methods; and Mr. Heimann was authorized to work directly with the Copacker to oversee the production of WolfShot. FBEC owns the formula, all intellectual property, and manufacturing processes. FBEC authorized G. Randal & Sons to work directly with Mr. Heimann regarding FBEC’s formulations and intellectual property pertaining to the WolfShot.

Mr. Heimann recommended that his attorney, Gary Henrie, replace FBEC’s general counsel William B. Haseltine. On August 25th, 2015 FBEC engaged the services of Gary Henrie as its general counsel, and suspended Mr. Haseltine’s services.

Between June 17, 2015 and September 9, 2015 FBEC became concerned with the performance and professional conduct of Midam Ventures, LLC and Mr. Heimann. Mr. Heimann and Midam Ventures, LLC have misrepresented FBEC’s current status in the production and availability of the WolfShot; whereas Midam Ventures and Mr. Heimann began online retail promotion and sales of the product prior to production and inventory supply availability. As of today, the Copacker has not produced the first resale lot of the WolfShot energy drink and is still 2-3 weeks behind schedule due to mistakes made by Adam Heimann, according to recent conversations with John Golden of Neumattrer Methods/Valen Methods. Mr. Heimann approved specific artwork for packaging that contained spelling errors that required corrections. On August 7, 2015 Mr. Heimann requested and received from the Copacker 500 samples that were “Not for Resale”, and Mr. Heimann took it upon himself to change the formulation, re-label and ship these products to consumers without the consent of FBEC. Further, Mr. Heimann misrepresented himself to the Company and Linda Strause, Ph.D. stating that he had final product from the Copacker. Dr. Strause expressed her concerns to FBEC in regards to Mr. Heimann and his unprofessional conduct and lack of ethics.

Finally, FBEC was concerned that Mr. Heimann and Jason Spatafora work together on the Wolf of WeedStreet website other marijuana stock websites, as well as on various investment hubs and chat rooms in promoting WolfShot. FBEC has become concerned with the relationships between Mr. Spatafora, Mr. Heimann, and Mr. Henrie as it relates to FBEC’s legal representation, IR/PR, intellectual property and the licensed private label WolfShot owned by Mr. Heimann and Mr. Spatafora.

On September 9, 2015 FBEC accepted the resignations of Gary Henrie as General Counsel and Jason Spatafora as Chief Marketing Officer/Director. Further, FBEC dismissed Adam Heimann as the Chief Operations Officer/Director for the above reasons.

Therefore, FBEC will file a complaint against Mr. Henrie with the Utah State Bar and the State Bar of Nevada. Further, FBEC will file a civil suite against Midam Ventures, LLC and Adam Heimann to recover the $60,000 for lack of performance under the agreement(s).

FBEC has instructed the Copacker, Neumatter Methods/Valen Methods to cease all communication and development with Mr. Heimann, Mr. Henrie and Mr. Spatafora. Further, John Golden has agreed to move forward in finalizing the product under FBEC’s own label, HEMP Energy.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
10.1	Agreement with Midam Ventures LLC dated June 17, 2015

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBEC WORLDWIDE, INC.

/s/ Robert S. Sand

Robert Sand, Chairman and Chief Executive Officer

September 11, 2015